Direct Insite
                                                                80 Orville Drive
                                                               Bohemia, NY 11716
                                                                    631-244-1500
                                                                631-563-8085 fax





Corporate Contact:                               Communications
Contact:
Michael J. Beecher, Chief Financial Officer      Pamela Preston/Kelly Fitzgerald
Direct Insite Corp.                              Breakaway Communications
631.244.1500                                     212.590.2554/2555

 FOR IMMEDIATE RELEASE

    Direct Insite Announces Continued Growth Of EIP&P Recurring Revenues For
     Second Quarter 2005 And Deployment an Accounts Payable Service Offering

   Recurring EIP&P Revenues Grew 48% For The Quarter, New Service Supporting
      Accounts Payable Organizations -- Invoice On Line / Accounts Payable (IOL/AP) Launched In Support Of Global 1000 Customer; and IOLeXtended
                           Edition Deployed In Europe


Bohemia, N.Y. -- August 17, 2005 -- Direct Insite Corp (OTC BB:DIRI.OB), a global provider of Electronic Invoice Presentment and Payment ("EIP&P") solutions, today announced its financial results for the three and six months ended June 30, 2005. Revenue from continuing operations for the three and six months ended June 30, 2005 increased 35.0% and 15.0% to $2,318,000 and $4,398,000, respectively, compared to revenue from continuing operations of $1,716,000 and $3,822,000 for the same periods in 2004. Recurring revenues from EIP&P services increased 48.2% and 32.0% to $1,439,000 and $2,589,000 for the three and six months ended June 30, 2005, respectively, compared to $971,000 and $1,961,000 for same periods in 2004, while recurring revenues from other non-EIP&P services decreased by $273,000 for the six months ended June 30, 2005 compared to 2004. Revenues from professional services increased 44.0% to $867,000 and 14.1% to $1,783,000 for the three and six months ended June 30, 2005, respectively, compared to $602,000 and $1,562,000 for the same periods in 2004.

Direct Insite reduced its operating loss for the three and six month periods ended June 30, 2005, 62.1% and 14.6%, to $170,000 and $380,000, respectively, compared to losses of $449,000 and $445,000 for the three and six month periods ended June 30, 2004, respectively.

Basic and diluted net loss per share from continuing operations for the three and six month periods ended June 30, 2005 was $0.10 and $0.20, respectively, compared to basic and diluted net loss per share from continuing operations of

$0.17 and $0.22 for the same periods in 2004. The net income per share from discontinued operations for the three and six month periods ended June 30, 2005 was $0.00 and $0.00, respectively, compared to a net income per share from discontinued operations of $0.01 and $0.06 for the same periods in 2004.

Direct Insite CEO and Chairman of the Board James A. Cannavino said, "During the first half of 2005 the Company's recurring revenues from its Invoice-on-Line
(IOL) family of EIP&P offerings that support accounts receivable organizations continued to show strong growth. Two additional corporations committed to become users of the IOL service with deployments in both North America and Europe. We now deliver our electronic invoice presentment and payment service in more than thirty countries around the world supporting eighteen local languages and currencies."

The portfolio of the Company's offerings was significantly expanded in the first quarter with the deployment of the Invoices on Line for Accounts Receivable (IOL/AP) service offering IOL/AP accepts purchase orders from a Corporations supply chain management system, proof of delivery or acceptance data, and other such documentation and then provides the AP department with a workflow that insures proper delivery, quantity and price charged, and compliance with various contractual terms and conditions. IOL/AP also facilitates payment to the vendor and provides monitoring and reporting that assists in assuring SOX compliance. This new IOL/AP service "went live" during the quarter in support of a Global 1000 company. . With IOL/AP supporting the accounts payable organization and Invoices on Line (IOL) supporting accounts receivables requirement the combination provides the enterprise with a single AR/AP solution.

One of the key differentiators of the IOL family of offerings is the global coverage and thousands of existing corporate users already part of the IOL user community. Additionally, IOL offers a number of industry specific features such as those offered in the IOL Extended Edition which adds "Pre-Bill Review" and "Field Delivery Team Approval" for the services industry. These two key attributes were further enhanced this quarter with the deployment of IOL eXtended Edition to Europe to support the fast growing services and outsourcing business areas

Headquartered in Bohemia, NY, Direct Insite Corp. employs a staff of 54. The Company's IOL solution is deployed in North and South America, Europe/Middle East/Africa and Asia/Pacific geographic areas. For more information about Direct Insite Corp. call (631) 244-1500 or visit www.directinsite.com.

The financial information stated above and in the tables below has been abstracted from the Company's Form 10-QSB for the three and six months ended June 30, 2005, to be filed with the Securities and Exchange Commission, and should be read in conjunction with the information provided therein.

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

Summarized Financial Information

----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
                                             FOR THE THREE          FOR THE THREE         FOR THE SIX              FOR THE SIX
               STATEMENT                     MONTHS ENDED           MONTHS ENDED          MONTHS ENDED             MONTHS ENDED
                   OF                        JUNE 30, 2005          JUNE 30, 2004         JUNE 30, 2005           JUNE 30, 2004
               OPERATIONS
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Revenue from continuing operations
                                               $2,318,000            $ 1,716,000            $ 4,398,000              $3,822,000
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Operating loss                                  $(170,000)           $  (449,000)           $  (380,000)             $ (445,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Net other expense                               $(125,000)           $  (115,000)           $  (200,000)             $ (180,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Net loss before taxes                           $(295,000)           $  (564,000)           $  (580,000)             $ (625,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Provision for income taxes                      $   1,000            $     3,000            $     1,000              $    4,000
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
(Loss) income from discontinued
operations                                      $  (9,000)           $    59,000            $    (9,000)             $  263,000
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Net loss                                        $(305,000)           $  (508,000)           $  (590,000)             $ (366,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Preferred Stock Dividends                       $(171,000)           $  (170,000)           $  (325,000)             $ (298,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Net loss attributable to common
shareholders                                    $(476,000)           $  (678,000)           $  (915,000)             $ (664,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
Basic and diluted (loss) income per
share:
   From continuing operations                   $   (0.10)           $     (0.17)           $     (0.20)             $    (0.22)
   From discontinued operations                 $      --            $      0.01            $        --              $     0.06
   Total loss per share                         $   (0.10)           $     (0.16)           $     (0.20)             $    (0.16)

----------------------------------------- ---------------------- ---------------------- ---------------------- ---------------------

                 ------------------------------ --------------------------- -------------------------
                 BALANCE SHEET                              June 30, 2005           December 31, 2004
                 ------------------------------ --------------------------- -------------------------
                 Total Current Assets                         $1,989,000                 $2,439,000
                 ------------------------------ --------------------------- -------------------------
                 Total Assets                                 $2,813,000                 $3,301,000
                 ------------------------------ --------------------------- -------------------------
                 Total Current Liabilities                    $5,734,000                 $4,991,000
                 ------------------------------ --------------------------- -------------------------
                 Total Shareholders' Deficiency
                                                              $(3,033,000)               $(2,537,000)
                 ------------------------------ --------------------------- -------------------------

FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and

objectives   of  the   company's   management   for   future   operations,   are
forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.




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